Exhibit 99.3

July 26, 2012	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners to Invest Approximately $1 Billion
For Additional Growth Projects

Projects Include New Natural Gas Liquids Fractionator at Mont Belvieu, Texas,
And Natural Gas Processing Plant in North Dakota

Partnership’s Capital Investment Program Now Totals
$5.7 Billion to $6.6 Billion Through 2015

TULSA, Okla. – July 26, 2012 – ONEOK Partners, L.P. (NYSE: OKS) today announced plans to invest approximately $980 million to $1.1 billion between now and 2014 to:
  Build a new 75,000 barrel-per-day (bpd) natural gas liquids (NGL) fractionator, MB-3, at Mont Belvieu, Texas, and related infrastructure;
  Build a new 100 million cubic feet per day (MMcf/d) natural gas processing facility – the Garden Creek II plant – in eastern McKenzie County, N.D., in the Bakken Shale in the Williston Basin, and related infrastructure;
  Increase capacity on the Bakken NGL Pipeline to 135,000 bpd from 60,000 bpd; and
  Build a new 40,000 bpd Ethane/Propane (E/P) splitter at Mont Belvieu, Texas.
“These projects reflect our continuing commitment to provide natural gas processing, and NGL fractionation and transportation capacity to producers actively developing shale plays within our operating footprint,” said Pierce H. Norton, executive vice president and chief operating officer of ONEOK Partners.  “Earnings from these projects are expected to generate additional value to unitholders in the form of higher cash distributions.”

Supply commitments, which are in various stages of negotiation for the expanded pipeline and new fractionator, will be anchored by NGL production from the partnership’s natural gas processing plants and from third-party processors. The Garden Creek II plant will be supported by acreage dedications.

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ONEOK Partners to Invest Approximately $1 Billion
For Additional Growth Projects

July 26, 2012

Construct a New Mont Belvieu, Texas, NGL Fractionator and related infrastructure:

The new MB-3 fractionator is expected to cost approximately $375 million to $415 million and will be the partnership’s third fractionator located in Mont Belvieu. MB-3 is expected to be in service during the fourth quarter of 2014 and will supplement the partnership’s 80-percent-owned, 160,000-bpd MB-1 fractionator, as well as the partnership’s 100-percent owned, 75,000-bpd MB-2 fractionator, which is currently under construction and is scheduled for completion in mid-2013.

This investment also includes approximately $150 million to $160 million to expand the partnership’s Mont Belvieu NGL storage facilities, existing Oklahoma NGL gathering system, and the existing Arbuckle and Sterling II pipelines.

“These investments to grow our NGL infrastructure, combined with the completion of our MB-2 fractionator, will enable us to better meet the growing needs of our customers in the Mid-Continent and Gulf Coast regions,” Norton added.

ONEOK Partners owns a natural gas liquids system in the Mid-Continent and Gulf Coast, which includes fractionators and storage in Mont Belvieu, Texas; Bushton, Conway and Hutchinson, Kan.; and Medford, Okla.  It also owns interstate natural gas liquids distribution pipelines between Conway and Mont Belvieu, and NGL and refined petroleum products distribution pipelines that connect its Mid-Continent NGL infrastructure to Midwest markets, including Chicago.

The partnership is currently investing approximately $610 million to $810 million to construct a 570-mile, 16-inch NGL pipeline – the Sterling III Pipeline – that is expected to be completed in late 2013, to transport either unfractionated NGLs or NGL purity products from the Mid-Continent region to the Texas Gulf Coast, with an initial capacity of 193,000 bpd and the ability to expand to 250,000 bpd; and to reconfigure its existing Sterling I and II NGL distribution pipelines to transport either unfractionated NGLs or NGL purity products.

Construct Garden Creek II natural gas processing facility and related infrastructure:

The Garden Creek II plant and related infrastructure, including expansions and upgrades to its existing natural gas gathering and compression, is expected to cost approximately $310 million to $345 million and is expected to be in service during the third quarter of 2014.  The new natural gas processing facility will be built adjacent to the partnership’s existing Garden Creek natural gas processing plant, which was completed in December 2011.

“The announcement of the Garden Creek II plant and related infrastructure increases our Bakken-related investments to approximately $3.6 billion to $4.2 billion for natural gas-, NGL- and crude-oil-related infrastructure projects between now and 2015,” said Norton.

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ONEOK Partners to Invest Approximately $1 Billion
For Additional Growth Projects

July 26, 2012

“These investments will enable us to continue meeting the growing needs of Bakken producers and keep pace with increased drilling activities.”

The partnership’s previously announced Stateline I and Stateline II natural gas processing plants are expected to be in service during the third quarter of 2012 and the first half of 2013, respectively.  When completed, the combined natural gas processing capacities of the Garden Creek II plant, the Stateline I and II plants, and the existing Garden Creek and Grasslands natural gas processing facilities, will be 490 MMcf/d in the Williston Basin.

ONEOK Partners is the largest independent operator of natural gas gathering and processing facilities in the Williston Basin, with a natural gas gathering system of more than 5,000 miles and acreage dedications of more than 2.7 million acres.

Expanding the Bakken NGL Pipeline:

 The partnership will invest approximately $100 million to install additional pump stations on the Bakken NGL Pipeline to increase its capacity to 135,000 bpd from an initial capacity of 60,000 bpd.  The expansion is expected to be completed in the third quarter of 2014.  The Bakken NGL Pipeline is a 525- to 615-mile NGL pipeline that will transport unfractionated NGLs produced from the Bakken Shale in the Williston Basin to the partnership’s 50-percent-owned Overland Pass Pipeline, a 760-mile NGL pipeline extending from southern Wyoming to Conway, Kan.  The Bakken NGL Pipeline is currently under construction and is expected to be in service during the first half of 2013.

Constructing an Ethane/Propane (E/P) Splitter at Mont Belvieu:

The partnership will invest approximately $45 million to install a 40,000 bpd E/P splitter at its Mont Belvieu storage facility to split E/P mix into purity ethane in order to meet the growing needs of petrochemical customers.  The facility will be capable of producing 32,000 bpd of purity ethane and 8,000 bpd of propane and is expected to be in service during the second quarter of 2014.

Other Capital Projects:

The partnership now has announced total investments of approximately $5.7 billion to $6.6 billion through 2015 for infrastructure growth projects related to natural gas gathering and processing, natural gas liquids and crude oil, which includes the projects described above.

These projects consist of approximately $1.8 billion to $1.9 billion for natural gas gathering and processing projects; approximately $2.4 billion to $2.9 billion for natural gas liquids projects; and approximately $1.5 billion to $1.8 billion for crude oil projects.  In aggregate, these projects are expected to generate EBITDA (earnings before interest, taxes, depreciation and amortization) multiples of five to seven times.  The incremental earnings from

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ONEOK Partners to Invest Approximately $1 Billion
For Additional Growth Projects

July 26, 2012

these projects are expected to increase distributable cash flow and value to unitholders in the form of higher distributions.

The partnership has a $2 billion-plus backlog of unannounced growth projects that it continues to evaluate.  Additional projects included in this backlog will be announced when sufficient supply commitments are completed.

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES

ONEOK Partners has disclosed in this news release anticipated EBITDA and distributable cash flow (DCF) levels that are non-GAAP financial measures.  EBITDA and DCF are used as a measure of the partnership’s financial performance.  EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance equity funds used during construction.  DCF is defined as EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for cash and certain other items.

The partnership believes the non-GAAP financial measures described above are useful to investors because these measurements are used by many companies in its industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

EBITDA and DCF should not be considered an alternative to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies.  Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor do they equate to available cash as defined in the partnership agreement.

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ONEOK Partners, L.P. (NYSE: OKS) (pronounced ONE-OAK) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.4 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

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ONEOK Partners to Invest Approximately $1 Billion
For Additional Growth Projects

July 26, 2012

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended.  The forward-looking statements relate to the proposed construction of the new Mont Belvieu fractionator, the new Garden Creek II natural gas processing facility, the expansion of the Bakken NGL Pipeline and the installation of the E/P splitter at Mont Belvieu and related infrastructure, the processing or transportation capacity of the proposed projects, the schedule and costs to complete the proposed projects and related infrastructure and expected generation of EBITDA and distributable cash flow from the proposed projects.  These forward-looking statements are made in reliance on the safe-harbor protections provided under the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “potential,” “scheduled,” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report on Form 10-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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